Exhibit 99.1

Amro Albanna (00:03):

All right folks, those that are just joining us, we’re going to go ahead and wait for a few seconds just to make sure that the recording is capturing everything. I do see more guests joining right now, and Jeff, Don, we are almost there. All right, very good. Welcome everybody. Thank you for joining our Aditxt weekly update. And with that I’m going to go ahead and ask Jeff... I know Jeff, I ask you this all the time, and I know it sounds like you’ve done it over and over again, but...

Jeff Ramson (00:38):

It’s okay.

Amro Albanna (00:39):

You never know who’s joining us, so please go ahead and introduce yourself.

Jeff Ramson (00:43):

Sure, sure. So I’m Jeff Ramson, I run PCG advisory and I’ve been a long-time investor and advisor to Aditxt and I’m working with Amro on corporate communications, and very happy to be joining these weekly updates.

Amro Albanna (01:00):

Wonderful, thank you Jeff. Don, really appreciate you joining us today. You are the president and CEO of Appili. We have some discussion today to go over Appili. Why don’t you go ahead and get us started with your introduction?

Don Cilla (01:14):

Okay, thank you very much. As Amro said, I’m the president and CEO of Appili, and we are really excited to be here talking today. So I wanted to thank Amro and Jeff for inviting us and giving us this opportunity. What I wanted to do is just jump into some topics that are big for Appili. As you know, Appili is a tiny biotech company that focuses on infectious diseases and medical countermeasures. And so I thought it might be helpful just to go back and put some context around the types of things that we’re doing. So one of the things, I know people hear about this and they ask frequently, is that drug-resistant infections seem to be increasing, both globally and in the U.S. And I just want to give you a few facts to set things in your mind properly. So when you look at some of the recent news, there have been outbreaks around the world, cholera outbreak in Angola, measles in the U.S., Marburg in Tanzania, MERS in Saudi Arabia, Sudan virus in Uganda, and a new Congo virus that they haven’t quite identified yet has outbroken.

(02:16):

And you would think, “Wow, that’s a lot of stuff that’s going on. That’s really big.” Well, that was just March. All those things occurred in March. If you look since the year 2000, and we all will recall the effect that the pandemic had on us, the COVID-19 pandemic, but I don’t know if you’re aware of this, since the year 2000 there have been 10 at or near pandemic outbreaks. So these are outbreaks that have occurred that had the ability to become a pandemic, but fortunately those were all controlled and things like SARS and MERS and Plague and Ebola and Zika and smallpox probably heard of Mpox and flu. So all those things are occurring in the background. They all have the potential to outbreak and become something like COVID-19. And that’s why the infectious disease area is so important and one of the things that we need to pay attention to going forward, as both an industry, as well as the public health component of our governments, and just we as individuals as well.

(03:13):

I thought it might be helpful to talk about some of the factors that help increase the spread of those disease. And one of those, I was just looking up the other day, I had no idea that the population of the world was eight and a half billion people. I looked at what it was when I was born, and I was born a while ago, granted, it was only 3.1 billion people. And so over the course of my lifetime, the population of the world has grown more than twofold. But you know what didn’t grow more than twofold? The landmass, where people have to live. So we’re now pushing twofold more people into the same amount of area that we had before. And then also, I’m not sure if everyone’s aware of this, but there’s been a big migration from rural home settings to urban home settings. In 1950, the percent of people that lived in a rural, I’m sorry, in an urban setting globally was only 30%.

(04:07):

And today it’s 55% and it’s anticipated to be 20... In 2050 it’s expected to be 68%. And so what you’re seeing is a large exodus from rural areas into urban areas, and what does that mean? So if you think about it, you are now packing more and more people into smaller and smaller spaces. And so what it means is it makes it much easier for infectious diseases, in particular those that are transmitted by human contact, respiratory viruses, things like that. It makes it much, much easier for them to actually be transmitted amongst a larger population. The next trend that I think was very important to understand too is globalization. So if you look, travel and trade have dramatically increased throughout the years. I was surprised to find this, but there are 2 million people that take international flights every day. And so what that does is that allows people to travel from areas where potentially some of these viruses are much more common, into areas that don’t have them yet.

(05:05):

And it makes it very easy for viruses to hitch a ride, or bacteria to hitch a ride, and get to new locations. Trade too, shipping lots of goods allows something like this to happen. The U.S. imports 50% of our fruit from international sources, 80% of the seafood comes from international sources. So we have just given all these bugs, these infectious diseases, plane tickets to come to different geographies just by all the shipping and global trade that we have. And the other thing just to mention is wars. Wars also contribute to the spread of disease as well, because you’ve got soldiers coming into and out of regions where they hadn’t been before. There are a couple of other factors I want to discuss and they can be considered politically divisive issues.

Amro Albanna (05:52):

So Don, forgive me just before we get into, it’s really important for us as we begin, or as we put these Aditxt weekly updates together, I know there are more and more people joining. Some people obviously haven’t had the background and it’s important for us to always put it in context. So Aditxt is a business platform that is designed to identify opportunities and identify companies that address some of our biggest or most pressing health challenges. If we’re successful at the acquisition we’ll bring them in-house, we support the growth of the company with the goal of ultimately positioning the company for growth. So just to make sure again, that since this is live and it’s recorded, just for future, Appili is a company that we are currently in the process of acquiring, and Appili is focused on infectious diseases. So that background, Don, that you shared is really, really important because just to make sure again people understand where Appili fits.

(06:58):

We talked about ad immune, we talked about Pearsanta in the past, couple other subsidiaries. And Appili is a company that we are in the process of acquiring. And we’ll talk about the status, we’ll talk about obviously some of the challenges that we need to address, just like and what we did with Evofem. So Don, you gave us a pretty good idea about infectious diseases. It’s a real problem. Everybody can see that, but I think most of the public, most people do not realize that actually infectious diseases are becoming more spread, more lethal, if that is... Why don’t you just kind of give us the key factors of why that is after obviously all the advancements in medicine, why is that the case today?

Don Cilla (07:49):

Yeah, talking about the spreading, and that’s one of the next factors I wanted to talk about. Climate change is one of those, and by climate change what we mean are warming air temperatures. If you look at the United States, the temperatures over the last 50 years have been steadily increasing. Now what does that mean for infectious disease? What it means is that as the land, as the U.S. starts to warm more and more, it allows the geographic expansion of both vectors and carriers of disease. And just so everyone understands, the carrier of a disease might be a rodent, like a rabbit or a rat or something like that. And vectors are arthropods that would bite the carriers and then later bite humans transferring the disease back and forth. Those are things like mosquitoes, flies, sand flies, things like that. So that is probably one of the big factors that really is helping us see this spread of disease into areas where we are now.

(08:43):

The other thing you asked about, what’s causing them to be more pathogenic over time, and I think largely what you’re seeing is the mutations of viruses and bacteria. Generally speaking mutations are thought to just make them a little bit less pathogenic, but because there are so many mutations, some of them can actually... Have increased survival abilities and also become more pathogenic. And what they’re doing is they’re trying to find good ways to abate your immune system so that if they can do that better, then they can become more pathogenic as well. So there’s a couple of good reasons for that.

Amro Albanna (09:21):

Where does Appili fit right now, Don? Commercial, as an opportunity to address these challenges, how does Appili come at it? Why Appili and really where the opportunity is?

Don Cilla (09:36):

Sure, yeah, let’s talk about that. So Appili, we think of ourselves as a scrappy little biotech company who’ve been created to deliver innovative drug development programs, unmet patient needs across a broad spectrum of infectious diseases and on medical countermeasures. So our vision is to be one of those leaders in combating infectious diseases for underserved populations and be very involved in preventing or treating infectious diseases, neglected tropical diseases, and developing medical countermeasures to help people worldwide. So as a company, we have a very small, but a very experienced team. The core group at Appili has more than 140 years of pharma biotech experience. We have collectively filed a hundred INDs, 60 ANDAs, 22 NDA and BLA filings. And we’ve worked across a variety of different types of products from rare diseases, animal rule, pediatric indications, and all types of work. So with Appili you get this focus on infectious disease, a lot of experience in developing products, and then we also have significant fundraising experience as well, and that helps to fund our research and development.

(10:47):

So historically we’ve raised more than $47 million in non-dilutive funds. And I think as you saw from the press release, we’ve recently submitted proposals for additional four projects that would amount to $117 million if awarded. So our team has had a lot of experience putting together those types of proposals and have done this very successfully in the past. Not all at Appili, because Appili is still a young company doing this, but people came from a number of other companies where they did do this type of work.

Amro Albanna (11:16):

Got it. Sorry Don, go ahead.

Don Cilla (11:18):

No, I was going to say, and then our portfolio. So our portfolio right now is it’s basically diversified across a number of different types of infectious diseases. So we do have a product that’s currently on the market called LIKMEZ. It’s a metronidazole suspension or solution formulation. And that we’ve partnered with another company is doing the manufacturing commercialization. So that treats anaerobic diseases. That’s one sector of the market. The next product we have ATI-1801, this is a product that’s to be used for cutaneous leishmaniasis. And this is a parasitic decease that occurs, not in the United States so much, but more in the Middle East, Africa, South America. But based upon global warming trends, we’re starting to see it move around, and this is one of those diseases that’s transmitted by a vector. It’s the bite of a sand fly that causes terrible ulcers on people in their exposed skin areas wherever they’re bitten.

(12:14):

And so this product is actually a topical cream formulation that can be used there. The reason that’s actually an improvement is that the other products on the market are either very, very expensive, or they’re very, very painful and require a lot of medical care around them, two injections, things like that where you have to come to clinics to have that work done. And so that’s one of our things. And like I said, this is more of a disease, an eclectic tropical disease that you would find in places like the Middle East, Africa, places like that. And the last product we have... I’m sorry, did you have a...

Amro Albanna (12:49):

No, no, go ahead Don. [inaudible 00:12:52].

Don Cilla (12:53):

Yeah. So the last product is ATI-1701. This is our medical countermeasure. It’s a live vaccine that’s been attenuated that we can administer to people who are going into... Let’s say war fighters who are going into active war zones where it is possible they could be exposed to bio terror weapons comprised of Francisella tularensis. And so this would actually provide them protection over that. This was being developed by the NRC in Canada. We’ve licensed it in and been working very closely with the Department of Defense to bring this along through non-clinical development. So those are the products.

Amro Albanna (13:28):

Got it. So Don, you’ve established that obviously infectious diseases is an area that must be addressed, and one of the key, I would say, strength of Appili is the fact that you’re not going out and starting research and development from scratch. We all appreciate how long that takes and frankly, the risk associated with this process. You start with an idea or a discovery, and you go through the whole process. We all understand what it costs, what it takes, and again, the risk associated. Can you at least just touch on the fact that you guys go out there and really look for molecules or products that can be repurposed to address this, so you can do it a lot more efficiently, a lot more cost-effectively? Then we’re going to go back to also touch quickly on the fact that you’re looking for non-diluted funding to bridge this process. So we’ve established a challenge. Why don’t we talk about the unique approach, not necessarily unique, but an efficient approach, of identifying these products, repurposing them for infectious diseases?

Don Cilla (14:37):

Sure, and that’s actually the exciting part of the news that we’ve had recently, is all these four proposals that we put in for that $117 million, we’ve been following a process where we are looking first for non-dilutive funding. So we looked at government sources, NGOs, and we look to see what type of solicitations they’re going to be putting out in the future, and we try to understand what criteria they’re going to be using to select those projects that get funded. Once we understand that, then we look around the industry to see is there any drug that will actually match up very closely with the criteria that the funding agency is putting out. And again, our preference is finding assets that are somewhere... There’s already an established manufacturing process and there’s sufficient non-clinical efficacy data that helps to convince us and the funding agency that the product would probably have a good probability of success.

(15:31):

We’d really like to grab those particular products and then aim to enter at IND-Enabling studies or phase one. So rather than having to deal with a lot of the other risky things, as you’re saying manufacturing and some of that, we’re hoping that we can leverage this to do this. Now those products that are out there are owned by someone else. And what we do is one of our criteria to look at them is, are they being developed for infectious diseases or not? And we’re typically going after those that are not being developed for infectious diseases, and then we talk with the IP owner and see if they would be willing to work with on proposing non-dilutive funding grants to these funding agencies.

(16:11):

If they agree and they like the concept, and people are mixed about that, I mean we’ve had some success in doing this, then we would sign a teaming agreement with them that tells us how we will work together to put in a proposal to the government. And it also gives Appili the right of first refusal for licensing that asset later on. So we’re kind of using this as our approach to identifying future assets that we’ll bring into our portfolio. And if we are funded through a government agency, it gives us a try before you buy period. So we can actually work with the molecule, work with the manufacturer of that and see if it makes a lot of sense and if we think we can be successful taking it the rest of the way.

Amro Albanna (16:54):

Okay. I know Jeff will have this question, and it’s going to be about the commercial opportunity. So again, infectious diseases, nobody can disagree with the fact that it’s something that must be addressed. We’ve all gone through COVID recently, we understand that challenge and all the ones that you mentioned earlier. You’ve discussed the repurposing approach of some of the existing molecules, and you’ve also addressed the non-dilutive funding, which is key. And how much was that, Don, in total? 33 million non-dilutive funding to date?

Don Cilla (17:25):

Well, 33 before we got the 1701 grant with USOP, it makes it up to 48.

Amro Albanna (17:31):

So 48 million non-dilutive funding, correct?

Don Cilla (17:33):

Yeah.

Amro Albanna (17:33):

So that’s pretty significant amount of money to advance a product. So let’s talk about the commercial opportunity. Ultimately, how do you get into that market? Is it through governments, nonprofits, farmers? What are you seeing out there?

Don Cilla (17:50):

Right, and each molecule probably has a different approach. So if we were to look at ATI-1701, our medical countermeasure, you’re not going to find pharmacies out there that are going to be buying this stuff. This is stuff that’s going to be stockpiled by the government and used for soldiers that are going into war zones, or other people that may be at risk of this. So the government would actually be the procuring agency and get all that stuff. Now, other things like 1801, our topical cream formulation for cutaneous leishmaniasis, since it isn’t common in the United States, there isn’t really a commercial route to go there.

(18:26):

And so there are routes that have been provided through the World Health Organization that help get products like these into some of these areas that have less resource to be able to procure them. And so we anticipate working with the World Health Organization on the procurement and the distribution into those other countries. And then the product like Metronidazole, that was one that does have a commercial market, and so we can go ahead and commercialize that through the traditional routes and going out to payers and getting all the things set up with them and sorting it out and then getting out to pharmacies as well for prescription and purchase.

Amro Albanna (19:00):

Is it an opportunity for a priority review voucher?

Don Cilla (19:03):

There is. So let’s talk just a minute about that. We have two assets that we believe may have an opportunity for a priority review voucher. One of those is ATI-1801, because it’s for a neglected tropical disease, and one of the PRV pathways is for neglected tropical diseases. The other is ATI-1701, which is for medical countermeasures. Now the medical countermeasures law sunset, but we’re anticipating that Congress will extend the duration of that so it’ll be ready in time for us when we file.

(19:33):

And for people that don’t know, a priority review voucher is a voucher that the FDA will give you upon approval of one of those neglected tropical disease assets, or medical countermeasure. And what it enables you to do is to provide them that with a submission in the future where they will then approach that as if it is a high priority asset that’s coming in, they have to review it in a shortened time period. Now, the nice thing about that is if we wanted to use it for one of our products, we could, but companies are selling these and they’re selling them on the market and they are going for about $150 million each right now. For a tiny company like ours, that would be a tremendous opportunity to bring in some cash and enable us to grow and do the right things.

Amro Albanna (20:21):

Got it. Very good. Jeff, what questions do you have on behalf of shareholders and stakeholders?

Jeff Ramson (20:26):

Yeah, so thank you, and Don, you’ve answered a lot of the questions I had about Appili and the assets and your funding mechanisms. Amro, I’m wondering maybe two things that maybe you could address. One is maybe re-articulate why Appili is important to Aditxt, how it fits into your overall business model, and then of course, maybe the status of the deal and where you’re at and what investors could look for there.

Amro Albanna (20:55):

Yeah, sure. So it really begins with infectious diseases, similar to autoimmunity with Adimune, similar to cancer, with Pearsanta, similar to women’s health with Evofem, Appili for us, truly is a foundational piece for going after infectious diseases. That’s what it is. And what got us engaged with Appili, it’s actually been probably about three years ago, during the COVID time, we saw that Appili can bring a team that understands the industry, the field, what it takes to address the need. They do have a platform for identifying potential molecule, and as Don shared, they do have a process that can significantly reduce the amount of dilutive capital that is required to reach that goal, Jeff. And we all know, we all know, especially for companies at our stage, it is important to really identify these sources of capital and resources in an undiluted manner, but more importantly, it brings a lot of credibility to the process because it’s not enough just to secure the capital.

(22:04):

Some of the partners that Don mentioned, they bring a lot of credibility to what’s going on. So right now with Appili, we have to look at the infliction point near term. And by near term, I mean 12 months, 24 months, 36 months, what is the infliction point? And Don knows, I always say, this is not a science project, we’re not doing this for fun. We have to be able to address a real challenge, and we have to be able to get there, and we have to also make sure that there is a commercial opportunity in order for us to achieve our goal. So that’s why Appili is here. As far as the deal status, we just signed an extension for 30 days and that extension will, again, similar to our other deal, we have to make sure that we raise the right capital at the right time, the right way.

(22:58):

So today we can probably go out and raise much of the capital that’s needed, but it just may not the right path for all stakeholders. So with Appili, there is obviously a senior creditor and we’ve been working closely with them, credit to them. We have obviously shareholders that we need to address, and we have some other financial obligations. That’s the status of the deal. We have another extension until end of April, and we’ll continue to work with the team to figure out the best path for getting this done. Again, I got to make sure we can’t guarantee it. We simply cannot. Appili can not, we can not, but we’re hoping that these weekly updates are a way to go beyond the 10Ks and the Qs to really give our stakeholders and shareholders a window to what’s going on and they get to meet the people behind the scene.

Jeff Ramson (23:50):

Very good. Very good. Thank you. Yeah, those are my questions for now.

Amro Albanna (23:56):

Wonderful. Don, any final thoughts you’d like to share before we log out here?

Don Cilla (24:03):

No, just that we’re excited for the opportunity to talk to your investors, and we think that there’s a lot of synergy between Aditxt and Appili. There’s a lot of things that we bring to the table like the government contracting, expertise in doing that, our R&D types of experiences, and then our portfolio and our approach to that. We think that we can be very successful with that in the future. And on the Aditxt side, there are a lot of complementary knowledge sets over there and we are really looking to tap into some of the tools that they have in Pearsanta, like the Aditxt score and things like that, and make use of that in our product development programs. So we’re anxiously awaiting and hoping that we can close the transaction as soon as possible.

Amro Albanna (24:47):

Good point, Don. Actually I have one final question for you. Why not continue on your own? You’re a public company, you’re listed, why couldn’t you? And I’m asking that question for a reason, obviously, why couldn’t you do it on your own?

Don Cilla (25:03):

Right now we’re in a place where we do need some additional capital to be able to move our projects forward, and that’s an area where we are unable to gather some of the capital. We don’t have the same ability to raise capital in the capital markets like you do. And some of the things the governments aren’t interested in funding. So those are the types of things that we think we can be successful with if we partner together.

Amro Albanna (25:26):

Yeah, so obviously look, I mean a capital is a challenge, especially in a market like this, but you’ve been working with our innovation team. Is there a value there as you work with our innovation team as far as... You just mentioned Pearsanta and other subsidiaries. When it comes to immune monitoring, immune profiling, do you see that as a value?

Don Cilla (25:46):

Yes, absolutely. We’d like to involve them in some of our team discussions around identifying clinical correlates, looking at duration of immune effects from vaccines, things like that. So I think that there’s a lot that can be brought there, and the more creative people you have around the table discussing it, the better the solutions we’ll be able to come up with.

Amro Albanna (26:03):

So the key here is, and the reason I asked the question, and this is really for our audience and hopefully beyond. Look, reality is there are a lot of companies out there with a promising innovation that could address some of our biggest health challenges. That is a fact. And Aditxt is set up as a platform for identifying these opportunities, advancing these opportunities with the goal of commercializing them globally. That is our business model. I will continue to repeat that. And the reason I asked Don this is Appili is a great example of such opportunity. And I’m not only talking about economic opportunity and a financial opportunity, I’m talking about an opportunity to address some of our health challenges.

(26:50):

And to just add a little bit to what Don said, reality is it’s not just money. And I will always repeat that. Young companies require innovation, require operational scalability, require capital, require legal, require various components to accelerate a company and truly position it to where it can capture that global opportunity. And that’s why I asked you Don that question. Again, thank you. Thank you for joining us. Jeff, as always, thank you and I appreciate everyone joining this and we hope you find it helpful and we’ll continue doing it as we move forward. Thank you.

Don Cilla (27:27):

Thank you.

Jeff Ramson (27:28):

Thanks everybody. Thank you.